Exhibit 5.1

OPINION ON LEGALITY

June 6, 2008

ASAP Expo, Inc.
9436 Jacob Lane
Rosemead, California 91731

Re:      Registration of Common Stock of ASAP Expo, Inc.,
a Nevada corporation (the “ASAP Expo”)

To whom it May Concern:

In connection with the registration on Form S-1/ A1 (the “Registration Statement”) under the Securities Act of 1933, as amended, of an aggregate 8,701,480 shares of common stock (the “Shares”) for resale by the shareholders of ASAP Expo, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued, the Shares will be validly issued, fully paid and nonassessable shares of common stock of ASAP Expo.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectuses constituting a part thereof, and any amendments thereto.

Very truly yours,

THE OTTO LAW GROUP, PLLC

/s/ James Vandeberg
James Vandeberg